Exhibit 32.2

Certification

of

Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Webdigs, Inc. does hereby certify that, to the best of his knowledge:

a)	the Quarterly Report on Form 10-Q of Webdigs, Inc. for the quarter ended July 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Webdigs, Inc.

September 14, 2012	/s/ Edward Wicker
Edward Wicker
Chief Financial Officer